                             MANAGEMENT AGREEMENT
                             --------------------



     AGREEMENT made as of this 1st day of October, 1994 between OBERWEIS EMERGING GROWTH FUND, a Massachusetts business trust (hereinafter called the "Fund") and OBERWEIS ASSET MANAGEMENT, INC., an Illinois corporation (hereinafter called "Manager").

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), the units of beneficial interest ("Shares") of which are registered under the Securities Act of 1933; and

     WHEREAS, the Fund is authorized to issue Shares in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund currently offers Shares in one portfolio, the Emerging Growth Portfolio (the "Initial Portfolio"), together with any other Fund portfolios which may be established later and served by Manager hereunder, being herein referred to collectively as the "Portfolios" and individually referred to as a "Portfolio"; and

     WHEREAS, the Fund desires at this time to retain Manager to provide the Fund and the Initial Portfolio with certain non-investment advisory management and administrative services (the "Services"), and Manager is willing to render such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Initial Appointment of Manager. The Fund hereby appoints Manager as its Manager to provide it and the Initial Portfolio with the Services. In addition, it is understood that the persons employed by Manager to assist in the performance of its services and duties hereunder will not devote their full time to such services and nothing herein contained shall be deemed to limit or restrict the right of Manager to engage in and devote time and attention to other businesses or to render services of whichever kind or nature as long as the Services provided hereunder are not impaired thereby.

     2. Subsequent Appointments of Manager. In the event that the Fund establishes one or more portfolios other than the Initial Portfolio with respect to which it desires to retain Manager to render the Services hereunder, it shall notify Manager in writing. If Manager is willing to render such Services, it shall notify the Fund in writing, whereupon such portfolio or portfolios shall become a Portfolio or Portfolios hereunder.

     3. Delivery of Documents. The Fund has delivered (or will deliver as soon as is possible) to Manager copies of each of the following documents and will deliver to Manager all future amendments and supplements:
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          (a) Agreement and Declaration of Trust of the Fund dated July 7, 1986
(such Agreement and Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Trust Agreement"), a copy of which also is on file with the Secretary of the Commonwealth of Massachusetts.

          (b) By-Laws of the Fund (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws").

          (c) Certified resolutions of the Trustees and Shareholders of the Fund authorizing the appointment of Manager as its Manager and approving this Agreement.

          (d) Registration Statement under the 1933 Act and under the 1940 Act on Form N-1A (the "Registration Statement") as filed with the Securities and Exchange Commission and all amendments thereto.

          (e) Current prospectus and statement of additional information of the Fund (such prospectus and statement of additional information as then in effect and as amended, supplemented and/or superseded from time to time, are herein collectively called the "Prospectus").

     4. Acceptance of Appointment. Manager hereby accepts such appointment and agrees to perform the services and duties as set forth in paragraph 5 below.

     5. Services and Duties of Manager. As Manager, subject to the supervision and control of the Fund's Board of Trustees, Manager will provide the Fund with office space and facilities; accounting and bookkeeping, recordkeeping and data processing facilities and services; internal compliance services relating to accounting and legal matters; and personnel to carry out certain administrative services required for operation of the business and affairs of the Fund other than those investment advisory functions that are to be performed by the Fund's investment advisor pursuant to its agreement with the Fund, the services of the underwriter/distributor, those services to be performed by the Fund's custodian and transfer agent, those fund accounting services to be performed by one or more service providers under a fund accounting or similar agreement, and those services normally performed by the Fund's counsel and independent auditors. Manager's responsibilities include without limitation the following services:

          (a) Preparing and updating the Fund's SEC and state registration statements and filings, reports to shareholders, and other documents;

          (b) Paying the compensation of all officers and personnel of the Fund for their services to the Fund and the Trustees of the Fund who are interested persons of the Fund;

          (c) Overseeing the performance of the Fund's custodian, transfer agent and accounting agent;

          (d) Providing information and certain administrative services to shareholders of each Portfolio of the Fund, including but not limited to, transmitting redemption requests to the Fund's Transfer Agent and transmitting the proceeds of redemption of

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

     shares of the Fund pursuant to a shareholder's instructions when such redemption is effected through Manager, providing telephone and written communications with respect to its shareholders account inquiries, assisting its shareholders in altering privileges and ownership of their accounts and serving as a source of information for its existing shareholders in answering questions concerning the Fund and their transactions with the Fund.

          (e) Manager shall oversee the maintenance by the Fund's custodian and transfer agent of the books and records of the Fund required under the 1940 Act, in connection with the performance of the Fund's agreement with such entities.

          (f) In providing the Services, Manager will act in conformity with the Trust Declaration, By-laws and Prospectus and with the instructions and directions of the Board of Trustees of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations.

     6. Books and Records. Manager agrees that all records that it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request.

     7. Subcontractors. It is understood that Manager may from time to time employ or associate with itself such person or persons as Manager may believe to be particularly fitted to assist in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by Manager and that Manager shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

     8. Compensation. For the services provided pursuant to this Agreement, the Fund will pay Manager at the end of each calendar month, a fee of .40% of the average daily net assets of each Portfolio plus out-of-pocket expenses in connection with its shareholder servicing activities, such as postage, data entry, stationery, tax forms and other printed material. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

     9. Expenses. Except as otherwise stated in paragraph 8 and this paragraph 9, Manager shall pay all expenses incurred by it in providing the Services. All other expenses incurred in the operation of the Fund will be borne by the Fund, except to the extent specifically assumed by others. In addition to the management fee of Manager, the Fund shall assume and pay any fees and expenses incurred under an investment advisory agreement, any distribution fees incurred under a distribution agreement, any expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, for keeping its books of account and for any other charges of the Custodian, as provided in the Prospectus of the Fund. Manager shall not be required to pay and the Fund shall assume and pay the charges and expenses of its operations, including compensation of the Trustees (other than those affiliated with Manager), charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursing agent, and of any registrar of the Fund, costs of Fund accounting services, costs of acquiring and disposing of Portfolio securities, interest, if any, on obligations incurred by the

Fund, costs of share certificates and of reports, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, stationery, printing, postage, other like miscellaneous expenses and all taxes and fees payable to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of trust documents or otherwise. The Fund shall not pay or incur any obligation for any expenses for which the Fund intends to seek reimbursement from Manager as herein provided without first obtaining the written approval of Manager. Manager shall arrange, if desired by the Fund, for officers and employees of Manager to serve, without compensation from the Fund, as trustees, officers or agents of the Fund if duly elected or appointed to such positions and subject to their consent and to any limitations imposed by law.

     In the event the operating expenses of a Portfolio on an accrual basis, including all investment advisory, management and administrative fees, for any fiscal year of the Fund during which this Agreement is in effect exceed either
(i) the expense limitations applicable to the Fund imposed by the securities laws or regulations thereunder of any state in which the Fund's Shares are qualified for sale, as such limitations may be raised or lowered from time to time, or (ii) the following amounts expressed as a percentage of the Portfolio's average daily net assets:

               2.0% of the first $25,000,000; plus
               1.8% of the next $25,000,000; plus
               1.6% average daily net assets in excess of $50,000,000,

the Manager shall reimburse the Fund for 100% of such excess; provided, however, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions, and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund; provided further, however that fees and expenses relating to meetings of the Fund's shareholders and related proxy solicitation shall not be deemed to be extraordinary. Such reimbursement, if any, shall be computed and accrued daily, shall be settled on a monthly basis and shall be based upon the expenses and average net assets computed through the last business day of the month. As of the end of the Fund's fiscal year, however, the aggregate amount of reimbursements, if any, by the Manager to the Fund in excess of the amount necessary to limit the operating expenses on an annual basis to said expense limitation shall be refunded to the Manager. If this Agreement is in effect during only part of a fiscal year, the expenses of the Fund during such part of the year shall be annualized for purposes of applying the foregoing expense limitation. In the event that two or more Portfolios are subject to this Agreement, the expense limitation guarantee shall be allocated to each Portfolio upon a reimbursement based upon the relative average daily net assets of each such Portfolio. Should expense limitations applicable to the Fund be imposed by two or more states as of the end of the last business day of the month, that expense limitation which results in the larger reimbursement shall be applicable.

     The net asset value for each Portfolio shall be calculated in accordance with the provisions of the Fund's prospectus or at such other time or times as the Trustees may determine in accordance with the provisions of the 1940 Act. On each day when net asset value is not calculated, the net asset value of a share of a Portfolio shall be deemed to be the net asset value of such a share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

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     Notwithstanding anything in the foregoing to the contrary, Manager shall not be obligated to reimburse the Fund in an amount exceeding the aggregate of its fee plus any fee paid to Manager for investment advisory services for the period, except to the extent required by applicable law.

     10. Limitation of Liability. Neither Manager nor any of its agents or employees shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except liability to the Fund or its Shareholders to which Manager would otherwise be subject by reason of Manager's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reasons of its reckless disregard of its obligations and duties under this Agreement. Any person, even though also an officer, employee or agent of Manager who may be or become an officer, Trustee, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or to any Portfolio, or acting on any business of the Fund or of any Portfolio (other than services or business in connection with Manager's duties as hereunder) to be rendering such services to or acting solely for the Fund or Portfolio and not as an officer, director, employee or agent or one under the control or direction of Manager even though paid by Manager.

     11.  Indemnification.

     (a) Subject to the conditions set forth below, the Fund agrees to indemnify and hold harmless the Manager, its officers and employees, and each person, if any, who controls the Manager within the meaning of Section 15 of the Securities Act of 1933 and Section 20 of the Securities Exchange Act of 1934 against any and all loss, liability, claim, damage and expense whatsoever jointly and severally (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's Registraiton Statement or the prospectus or any amendment or supplement thereto, or any advertisement or sales literature authorized by the Fund, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Manager expressly for use in the Fund's Registration Statement, prospectus, or statement of additional information or any amendment or supplement thereof or any advertisement or sales literature. If any action is brought against the Manager or any controlling person thereof in respect of which indemnity may be sought against the Fund pursuant to the foregoing, the Manager shall promptly notify the Fund in writing of the institution of such action and the Fund shall assume the defense of such action, including the employment of counsel selected by the Fund and payment of expenses. The Manager, or any such controlling person thereof, shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Manager or controlling person unless the employment of such counsel shall have been authorized in writing by the Fund in connection with the defense of such action or the Fund shall not have employed counsel to have charge of the defense of such action, in which event such fees and expenses shall be borne by the Fund. Anything in this subparagraph to the contrary notwithstanding, the Fund shall not be liable for any settlement of any such claim or action effected without its written consent. The Fund agrees promptly to notify the Manager of the commencement of any litigation or proceedings against the Fund or any of its officers or directors or controlling persons in connection with the issue and sale of shares or in connection with the Fund's Registration Statement, prospectus or statement of additional information, or any advertisement or sales literature.

     (b) The Manager agrees to indemnify and hold harmless the Fund, each of its Trustees, each of its officers and each other person, if any, who controls
the Fund within the meaning of Section 15 of the Securities Act of   1933, with
respect to statements or omissions, if any, made in the Fund's Registraiton Statement, prospectus or statement of additional information or any amendment or supplement thereof or any advertisement or sales literature in reliance upon and in conformity with information in writing furnished to the Fund with respect to the Manager by or on behalf of the Manager expressly for use in the Fund's Registration Statement, prospectus, or statement of additional information or any amendment or supplement thereof or any advertisement or sales literature and in respect of which indemnity may be sought against the Manager, the Manager shall have the rights and duties given to the Fund and the Fund and each other person so indemnified shall have the rights and duties given to the Manager by the provisions of subparagraph (a) above.

     (c) Nothing herein contained shall be deemed to protect any person against liability to the Fund or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

     12. Duration and Termination. This Agreement shall become effective as of the date hereof with respect to the Initial Portfolio, and with respect to any additional Portfolio, on the date of receipt by the Fund of notice from Manager in accordance with paragraph 2 hereof, provided that this Agreement (as supplemented by the terms specified in any notice and agreement pursuant to paragraph 2 hereof) shall have been approved by the shareholders of the Portfolios in accordance with the requirements of the 1940 Act and unless sooner terminated as provided herein, shall continue in effect until September 30, 1996. This Agreement shall continue in force from year to year thereafter with respect to each Portfolio, but only as long as such continuance is specifically approved for each Portfolio at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided however, that if the continuation of this Agreement is not approved for a Portfolio, Manager may continue to serve in such capacity for such Portfolio in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder. This Agreement may be terminated with respect to all or any of the Portfolios by the Fund at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Fund or by vote of a majority of the outstanding Shares (as so defined) representing the interests in each Portfolio with respect to which this Agreement is to be terminated on sixty (60) days written notice to Manager, or by Manager at any time without the payment of any penalty on sixty (60) days written notice to the Fund. This Agreement may be terminated with respect to any Portfolio at any time without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio in the event that it shall have been established by a court of competent jurisdiction that Manager or any officer or director of Manager has taken any action which results in a breach of the covenants of Manager set forth herein.

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

     13. Assignment. This Agreement will automatically and immediately terminate in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act). Manager shall notify the Fund in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the 1940 Act, as will enable the Fund to consider whether an "assignment" will occur, and to take the steps necessary to enter into a new contract with Manager.

     14. Status of Manager as Independent Contractor. Manager shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     15. Affiliations. Subject to applicable statutes and regulations, it is understood that trustees, officers or agents of the Fund are or may be interested in Manager as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of Manager may be interested in the Fund otherwise than as a trustee, officer or agent.

     16. Amendment of Agreement. This Agreement may be amended by mutual consent, but the consent of the Fund must be (a) by vote of a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding Shares (as defined with respect to voting securities in the 1940
Act) representing the interests in each Portfolio affected by such amendment.

     17. Limitation of Shareholder and Trustee Liability. This Agreement is executed by or on behalf of the Fund and Manager is hereby expressly put on notice of the limitation of Shareholder and trustee liability as set forth in the Trust Agreement, and agrees that the obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and Manager shall not seek satisfaction of any such obligations from the Shareholders or any Shareholder of the Fund. In addition, Manager shall not seek satisfaction of any such obligations from the trustees or officers of the Fund or any individual trustee or officer.

     18. Arbitration. Any disputes or controversies between the parties to this Agreement involving the construction or application of any of the terms, provisions, or conditions of this Agreement shall be submitted to arbitration. The arbitration shall be conducted in Chicago, Illinois in accordance with the Rules of the American Arbitration Association. The parties shall each appoint one person to hear and determine the dispute and, if they are unable to agree, then the two persons so chosen shall select a third impartial arbitrator whose decision shall be final and conclusive upon both parties. The decision rendered in arbitration shall be borne by the losing party or in such proportions as the arbitrator shall decide.

     19. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 17 hereof which shall be construed in accordance with the laws of the Commonwealth of Massachusetts) the laws of the State of Illinois, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, subject to paragraph 13 hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                    OBERWEIS EMERGING GROWTH FUND


                                    By: /s/ James D. Oberweis
                                       ---------------------------------
                                     Its: President
                                         -------------------------------

Attest:


/s/ Anita I. Mraz
------------------------------
Its: Secretary
    --------------------------

                                    OBERWEIS ASSET MANAGEMENT, INC.


                                    By: /s/ Patrick B. Joyce
                                       ---------------------------------
                                     Its: Executive Vice President
                                         -------------------------------

Attest:


/s/ Martin L. Yokosawa
------------------------------
Its: Vice President
    --------------------------

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